Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-122582) relating to the Nalco Holding Company 2004 Stock Incentive Plan and the Registration Statement on Form S-3 (No. 333-157772) of Nalco Holding Company of our report dated February 25, 2011 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

February 25, 2011